Exhibit 99.3

NEITHER THESE SECURITIES, NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES ARE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AS AMENDED (THE “SECURITIES ACT”) OR (B) INCLUSION IN A QUALIFIED OFFERING PURSUANT TO REGULATION A UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL SUM REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL SUM AND ACCRUED INTEREST SET FORTH BELOW.

8% FIXED PROMISSORY NOTE

Issuance Date: July 28, 2020

Principal Amount: $25,000

This 8% PROMISSORY NOTE is made and entered into as of July 28, 2020 by and between RespireRx Pharmaceuticals Inc. (the “Company”), a Delaware corporation, with its principal executive offices at 126 Valley Road Suite C, Glen Rock, NJ 07452, and White Lion Capital LLC (the “Investor”), a Nevada limited liability company, with its principal executive offices at 16911 San Fernando Mission Blvd Suite 183, Granada Hills, CA, 91344 (collectively the “Parties”).

This Note is a duly authorized Fixed Promissory Note of RespireRx Pharmaceuticals Inc. (the “ Company ”), designated as the Company’s 8% Fixed Promissory Note due July 28, 2021 ( “Maturity Date” ) in the principal amount of $25,000 (the “ Note” ).

For Value Received, the Company hereby promises to pay to the order of Investor or its registered assigns or successors-in-interest (“Holder”) the Principal Sum and to pay Guaranteed Interest, as defined below, on the balance thereof at an amount equivalent to 8% per annum, to the extent such balance due to Holder has not been repaid or converted into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), in accordance with the terms hereof. Upon an Event of Default pursuant to Section 3.00(a), such Guaranteed Interest will accrue from the date of the Event of Default at the rate equal to the lower of 18% per annum or the highest rate permitted by law (the “Default Rate”).

This Note will become effective only upon the execution by both parties of this Note, the irrevocable transfer agent instructions (the “Irrevocable Instructions”) to AST Financial LLC (the “Transfer Agent”) and the Equity Purchase Agreement between the Company and Holder (the “Effective Date ”).

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which the Principal Markets are closed.

“Conversion Price” shall be fixed at a price equal to $0.02.

“Guaranteed Interest” shall mean interest that would accrue through the maturity date of the Note regardless of any prepayments or other payments of the Note, other than payments made by conversion which would have the effect of reducing the Principal Sum, defined below, and therefore the calculation of post-conversion interest.

“Principal Amount ” shall refer to the sum of (i) the Principal Sum (which includes the original issue discount), (ii) all accrued but unpaid Guaranteed Interest hereunder, (iii) any fees due hereunder, (iv) liquidated damages, and (v) any default payments owing under the Note, in each case less any amounts previously paid.

“Principal Market” shall refer to the primary exchange on which the Common Stock is traded or quoted.

“Principal Sum” shall mean the original principal amount of this Note of $25,000 as reduced by any conversions.

“Trading Day” shall mean a day on which there is trading or quoting for any security on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which the Note is convertible (including interest, fees, liquidated damages and/or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00 Conversion.

(a) Conversion Right. Following 180 days from the Effective Date and subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder’s sole option, at any time and from time to time to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock as per the Conversion Price. The date that any conversion notice (“Conversion Notice”) hereunder is received by the Company, provided such receipt occurs before 6:00 p.m. New York, New York time on such date, shall be referred to herein as the “Conversion Date”.

(b) Stock Certificates or DWAC. The Company will deliver to the Holder, or Holder’s authorized designee, no later than 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions if the shares of Common Stock underlying the portion of the Note being converted are eligible under a resale exemption pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) of the Securities Act of 1933, as amended), evidenced by an opinion of counsel to Holder reasonably acceptable to Company (“Holder Legal Opinion”), representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Transfer Agent is participating in DTC’s FAST program, the Company shall instead use commercially reasonable efforts to cause the Transfer Agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its DWAC program (provided that the same time periods herein as for stock certificates shall apply).

(c) Charges and Expenses. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, legal opinion and related charges, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Common Stock to Holder, as well as any and all other fees and charges required by the Transfer Agent as a condition to effectuate such issuance. Any such fees or charges, as noted in this Section that are paid by the Holder (whether from the Company’s delays, outright refusal to pay, or otherwise), will be automatically added to the Principal Sum of the Note and will, subject to and if consistent with the Holder Legal Opinion, tack back to the Effective Date for purposes of Rule 144.

(d) Delivery Timeline. If the Company fails to deliver to the Holder such certificate or certificates (or shares through the DWAC program) pursuant to this Section (free of any restrictions on transfer or legends, if eligible) prior to 3 Trading Days after the Conversion Date, the Company shall pay to the Holder as liquidated damages an amount equal to $250 per day, until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be automatically added to the Principal Sum of the Note and will, subject to and if consistent with the Holder Legal Opinion, tack back to the Effective Date for purposes of Rule 144.

(e) Reservation of Underlying Securities. The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, five times the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 1.00, but without regard to any ownership limitations contained herein) upon the conversion of the Principal Amount, under the formula in Section 3.00(c) below, to Common Stock (the “ Required Reserve ”). The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable (if eligible). If the amount of shares on reserve in Holder’s name at the Transfer Agent for this Note shall drop below the Required Reserve, the Company will, within 2 Trading Days of notification from Holder, instruct the Transfer Agent to increase the number of shares so that the Required Reserve is met. In the event that the Company does not instruct the Transfer Agent to increase the number of shares so that the Required Reserve is met, the Holder will be allowed, if applicable, to provide this instruction as per the terms of the Irrevocable Transfer Agent Instructions attached to this Note. The Company agrees that the maintenance of the Required Reserve is a material term of this Note and any breach of this Section 1.00(e) will result in a default of the Note.

(f) Conversion Limitation. The Holder will not submit a conversion to the Company that would result in the Holder beneficially owning more than 9.99% of the then total outstanding shares of the Company (“Restricted Ownership Percentage”).

(g) Conversion Delays. If the Company fails to deliver shares in accordance with the timeframe stated in Section 1.00(b), the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares. The rescinded conversion amount will be returned to the Principal Sum with the rescinded conversion shares returned to the Company, under the expectation that any returned conversion amounts will tack back to the Effective Date.

(h) Conversion Right Unconditional. If the Holder shall provide a Conversion Notice as provided herein, the Company’s obligations to deliver Common Stock shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach by the Holder of any obligation to the Company.

Section 2.00 Securities Laws Disclosure; Publicity. The Company and the Holder acknowledge that consistent with the terms of the Agreement, the Company will timely file a Form 8-K with the Securities and Exchange Commission which Form 8-K shall disclose the name of Holder. From and after the issuance of such Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or any of its officers, directors, employees, or agents in connection with the transactions contemplated by this Note. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, none of which consents shall be unreasonably withheld, delayed, denied, or conditioned except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Subject to the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the United States Securities and Exchange Commission or any regulatory agency or Principal Market, without the prior written consent of the Holder, except to the extent such disclosure is the subject of advice from counsel to the Company, which determination shall be solely at the discretion of the Company, is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder. The Company agrees that this is a material term of this Note and any breach of this Section 2.00 will result in a default of the Note.

Section 3.00 Defaults and Remedies.

(a) Events of Default. An “ Event of Default ” is: (i) a default in payment of any amount due hereunder which default continues for more than 3 Trading Days after the Maturity Date; (ii) if the Company does not file the Current Report on Form 8-K in accordance with the provisions and the deadlines referenced Section 2.00; (iii) a default in the timely issuance of underlying shares upon and in accordance with terms of Section 1.00, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note, unless this Note expressly grants a different remedy period; (v) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vi) if the Company is subject to any Bankruptcy Event; (vii) any failure of the Company to satisfy its “filing” obligations, taking into account any extensions for which the Company files with respect to applicable filing deadlines, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (viii) any failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float within 1 Trading Day of request by Holder unless such information is material non-public information, in which case, the Company, in its sole discretion shall have, prior to disclosure to Holder, the right to file a Form 8-K making public disclosure of such information; (ix) failure by the Company to maintain the Required Reserve in accordance with the terms of Section 1.00(e); (x) failure of the Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xi) any delisting from a Principal Market for any reason; (xii) failure by Company to pay any of its Transfer Agent fees resulting in the Transfer Agent ceasing to process Company requested transaction or ceasing to provide Company requested reports, or to maintain a Transfer Agent of record; (xiii) failure by Company to notify Holder of a change in Transfer Agent within 24 hours of such change; (xiv) any trading suspension imposed by the Securities and Exchange Commission (“SEC”) under Sections 12(j) or 12(k) of the 1934 Act; or (xv) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

(a) Remedies. If an Event of Default occurs, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. The “Mandatory Default Amount” means 150% of the outstanding Principal Amount of this Note. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, this Note shall accrue interest, in addition to the Note’s Guaranteed Interest, at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

(b) Conversion Formula Remedy. At any time and from time to time after an Event of Default occurs solely due to the fact that the Note is not retired on or before the Maturity Date (“Maturity Default”), subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder’s sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock at the Default Conversion Price. The “Default Conversion Price” shall be equal to the lessor of: (a) the Conversion Price or (b) 85% of the lowest daily VWAP of the Common Stock during the 30 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note. For the purpose of calculating the Default Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 35% to 45%, until such chill is remedied. If the Company is not DWAC eligible through its Transfer Agent and DTC’s FAST system, the discount will be increased by 5%, i.e., from 35% to 40%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 35% to 50%.

Section 4.00 Representations and Warranties of Holder.

Holder hereby represents and warrants to the Company that:

(a) Holder is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “ 1933 Act ”), and will acquire this Note and the Underlying Shares (collectively, the “ Securities”) for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of the Securities. Holder can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Holder recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Holder has carefully considered and has, to the extent Holder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Holder has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holders’ knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Holder. The Company has not supplied Holder any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Holder is relying on its own investigation and evaluation of the Company and the Securities and not on any other information.

(b) The Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Holder is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(c) All corporate action has been taken on the part of the Holder, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. The Holder has taken all corporate action required to make all of the obligations of the Holder reflected in the provisions of this Note, valid and enforceable obligations.

(d) Each certificate or instrument representing Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the 1933 Act:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Section 5.00 Representations and Warranties of Company.

Company hereby represents and warrants to Holder that:

(a) The Company’s Board of Directors duly approved the issuance of the Note to the Holder and the Irrevocable Instructions to the Transfer Agent.

(b) The Company has not received and does not contemplate receiving any new consideration from any persons in connection with any later conversion of the Note and the issuance of the Company’s Common Stock upon any said conversion.

(c) To the Company’s knowledge, the Holder (and the persons affiliated with the Holder) are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company and none of said persons has had any such status in the one hundred (100) days immediately preceding the date of this Note.

(d) The Company represents that it is not a “shell company,” as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, and has never been a shell company, as so defined.

Section 6.00 General.

(a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b) Assignment, Etc. The Holder may assign or transfer this Note to any transferee with the approval of the Company. If the Note is in default, the Holder may assign or transfer this Note to any transferee at its sole discretion. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(c) Prepayment. At any time during the period beginning on the Issuance Date and ending on the Maturity Date, the Company shall have the right, exercisable on and not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to 110%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, if any.

(d) Rollover Rights. If at any time while this Note is outstanding, the Company completes any public offering or private placement of its equity, equity-linked and/or debt securities (each, a “Future Transaction”), the Holder may, in its sole discretion, elect to apply all, or any portion, of the then outstanding principal amount of this Note, Default Amount (if applicable), and/or any accrued but unpaid interest, as purchase consideration for such Future Transaction (the “Rollover Rights”), subject to a limitation that such rollover right shall be limited to a maximum of 1.8% of dollar value of such Future Transaction. The Company shall give written notice to Holder as soon as practicable, but in no event less than fifteen (15) days before the anticipated closing date of such Future Transaction. The Holder may exercise its Rollover Rights by providing the Company written notice of such exercise within five Business Days before the closing of the Future Transaction. In the event Holder exercises its Rollover Rights, then such elected portion of the outstanding principal amount of this Note, Default Amount (if applicable), and/or accrued but unpaid interest shall automatically convert into the corresponding securities issued in such Future Transaction under the terms of such Future Transaction (except as provided in the next sentence), such that the Holder will receive all securities (including, without limitation, any warrants) issuable under the Future Transaction.

(e) Governing Law; Jurisdiction.

(i) Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of Delaware without giving effect to any conflict of laws rule or principle that might require the application of the laws of another jurisdiction.

(ii) Jurisdiction and Venue. Any dispute, claim, suit, action or other legal proceeding arising out of or relating to this Note or the rights and obligations of each of the parties shall be brought only in a competent court in California or in the federal courts of the United States of America located in California.

(iii) No Jury Trial. The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(iv) Delivery of Process by the Holder to the Company. In the event of an action or proceeding by the Holder against the Company, and only by the Holder against the Company, service of copies of summons and/or complaint and/or any other process that may be served in any such action or proceeding has to be made by hand delivery of such process to its last known attorney as set forth in its most recent SEC filing.

(v) Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

(f) No Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act of 1933, as amended, on the basis of being a “bad actor” as that term is established in the September 13, 2013 Small Entity Compliance Guide published by the SEC.

(g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates any applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, fees, liquidated damages or interest on this Note.

[Signature Page to Follow]

IN WITNESS WHEREOF , the Company has caused this 8% Fixed Promissory Note to be duly executed on the day and in the year first above written.

RESPIRERX PHARMACEUTICALS, INC

By:	/s/ Jeff Margolis

Name:	Jeff Margolis

Title:	Senior Vice President, Chief Financial Officer, Treasurer, Secretary

Email: jmargolis@respirerx.com

Address: 126 Valley Road Suite C, Glen Rock, NJ 07452,

WHITE LION CAPITAL LLC

By:	/s/ Yash Thukral

Name:	Yash Thukral

Title:	Managing Member

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert all or part of that certain 8% $25,000 Fixed Promissory Note identified as the Note)

DATE: ____________________________

FROM: White Lion Capital LLC

Re:	8% $25,000 Fixed Promissory Note (this “Note”) originally issued by RespireRx Pharmaceuticals, Inc., a Delaware corporation, to White Lion Capital on July 28, 2020.

The undersigned on behalf of White Lion Capital LLC, hereby elects to convert $ _______________________ of the aggregate outstanding Principal Sum (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share, of RespireRx Pharmaceuticals, Inc. (the “Company”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in this Note.

Conversion information:

Date to Effect Conversion

Aggregate Principal Sum of Note Being Converted

Aggregate Interest on Amount Being Converted

Remaining Principal Balance

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address